Exhibit 10.1

Exclusive Distribution Agreement

This Exclusive Distribution Agreement (this “Agreement”) is made effective as of October 31, 2024, between Harvard Apparatus Regenerative Technology, Inc, of 84 October Hill Rd, Suite 11, Holliston, Massachusetts 01746 and its affiliates (“Company”), and ___Health Regen, Inc., of _________________, _________________, _________________ __and its affiliates (“Distributor”).

Whereas, the Company has been authorized by Harvard University to use the company name “Harvard Apparatus Regenerative Technology, Inc” globally and the Company has expanded or will expand its business into consumer health and dietary supplement products;

Distributor and Company desire to enter into an exclusive agreement with regard to the purchase and sale of Consumer Health and Dietary Supplement products, hereinafter called Product; and

Whereas, Distributor and the Company are entering into this Agreement in good faith and are relying on its terms;

Now, therefore, for and in consideration of the mutual covenants contained in this agreement, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

EXCLUSIVITY. Exclusivity Period shall mean the period commencing on November 1, 2024, and expiring on December 31, 2030. During this period (the “Exclusivity Period”), the Company agrees that it shall not, either directly or indirectly, through any employee, agent, or representative, nor shall it permit any agent or representative, to solicit, initiate, entertain, or engage in discussions or negotiations with any third party concerning the sale or distribution of the Products as defined herein.

The Distributor and the Company further agree that, for the duration of the Exclusivity Period, the Company shall sell the Products exclusively through the Distributor and shall not engage or authorize any other third-party distributor, agent, or vendor, whether within or outside the Distributor’s territory, to distribute or sell the Products globally.

The Distributor is granted the right to use the Company’s name, trademarks, and logos for the purpose of marketing and selling the Products, subject to the terms of the Company’s brand guidelines.

This Agreement shall automatically renew for an additional period of six (6) years upon the conclusion of the initial Exclusivity Period, provided that the Distributor has fulfilled all performance obligations and other conditions as reasonably required by the Company during the initial term as below:

1. Annual Sales Goals: The Distributor agrees to meet the annual sales targets as outlined in Exhibit 1, with payments made to the Company as specified therein, for each of the six (6) years of the Exclusivity Period. The remainder of the year 2024 shall be considered an initiation period (“Initiation Period”), during which the Distributor is permitted to establish its operational framework, including the integration and absorption of the Company’s consumer health team.

The Company agrees that any sales made to the Distributor during the Initiation Period shall be applied and counted towards the sales target for the calendar year 2025.

Exhibit 1

Year	Sales (USD 000s)
2025	1,000
2026	1,800
2027	3,200
2028	5,800
2029	10,500
2030	20,000

2. Non-Default Provision: The Distributor warrants and represents that, as of the date of this Agreement, and throughout the term of this Agreement, it has not defaulted on or breached any of the terms, conditions, covenants, or obligations set forth herein.

ITEMS PURCHASED. The Company agrees to sell exclusively, and the Distributor agrees to purchase exclusively, the following products (the “Goods”) pursuant to the terms and conditions outlined in this Agreement:

1.	Dietary Supplements;
2.	Anti-aging or Longevity Products.

The Distributor shall provide product and manufacturer vendor recommendations to the Company for its consideration. Furthermore, the Distributor shall be informed and kept apprised of the research and development costs as well as manufacturing costs associated with the Products.

TRANSITION OF ASSETS AND EMPLOYEES FROM COMPANY TO DISTRIBUTOR. Effective as of November 1, 2024, employees and inventory held by the Company’s subsidiary located in China shall be transferred to the Distributor and/or its affiliates

COMPANY RESPONSIBILITIES. The Company shall be solely responsible for the research and development, manufacturing, quality control, and product descriptions of the Goods. The Company agrees to use its best efforts and fully cooperate with the Distributor in obtaining all necessary approvals, certifications, or any other legal documentation required for the Distributor to lawfully distribute the Goods in the Distributor’s global markets.

DISTRIBUTOR RESPONSIBILITIES. The Distributor agrees to utilize its global sales network, invest in marketing initiatives, and actively promote the Company’s products in international markets in order to meet the agreed-upon sales targets. The Distributor shall use the Company’s brand, including trademarks and logos, in accordance with the Company’s brand management policies and guidelines.

PRICE. The Company shall be entitled to a mark-up fee of [10]% on all product manufacturing costs. Additionally, the Company shall be entitled to pass-through costs for any services procured on behalf of the Distributor, including any applicable sales taxes, customs duties

TITLE/RISK OF LOSS. Title to and risk of loss of goods shall pass to Distributor upon delivery F.O.B. at Company’s plant to an agent of Distributor including a common carrier, notwithstanding any prepayment or allowance of freight by Company.

PAYMENT. Payment shall be made to 84 October Hill Rd, Suite 11, Holliston, Massachusetts 01746, paid in advance, prior to any actual costs being incurred for the procurement of goods and services.

If any invoice is not paid when due, interest will be added to and payable on all overdue amounts at 7.5 percent per year, or the maximum percentage allowed under applicable laws, whichever is less. Distributor shall pay all costs of collection, including without limitation, reasonable attorney fees.

In addition to any other right or remedy provided by law, if Distributor fails to pay for the Goods when due, Company has the option to treat such failure to pay as a material breach of this Agreement, and may cancel this Agreement and/or seek legal remedies.

DELIVERY. Upon the Distributor’s collection of the goods from the Company’s designated location, the responsibility and risk for the goods shall immediately transfer to the Distributor. The Company shall have no liability for any damage, loss, or issues that arise with the goods after they have been picked up by the Distributor, including during transportation or subsequent handling. The Distributor is solely responsible for the proper transportation, insurance, and safeguarding of the goods after collection.

PAYMENT OF TAXES. Distributor agrees to pay all taxes of every description, federal, state, and municipal, that arise as a result of this sale, excluding income taxes.

WARRANTIES. Company warrants that the Goods shall be free of substantive defects in material and workmanship and in conformance with industry standards.

COMPANY SHALL IN NO EVENT BE LIABLE FOR ANY INCIDENTAL, SPECIAL, OR CONSEQUENTIAL DAMAGES OF ANY NATURE, EVEN IF COMPANY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

INDEMNIFICATION. Company agrees to indemnify and hold harmless Distributor, any of its affiliates, successors, assignees, employees, and associates or each of them against and from any and all claims arising from or relating to the legal theory of product liability, including, without limitation, claims based on alleged defects in the design, manufacture, or packing of Goods purchased under this Agreement.

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INSPECTION. Distributor, upon receiving possession of the Goods, shall have a reasonable opportunity to inspect the Goods to determine if the Goods conform to the requirements of this Agreement. If Distributor, in good faith, determines that all or a portion of the Goods are non-conforming, Distributor may return the Goods to Company at Distributor’s expense. Distributor must provide written notice to Company of the reason for rejecting the Goods.

DEFAULT. The occurrence of any of the following shall constitute a material default under this Agreement:

a.	The failure to make a required payment when due.
b.	The insolvency or bankruptcy of either party.
c.	The subjection of any of either party’s property to any levy, seizure, general assignment for the benefit of creditors, application or sale for or by any creditor or government agency.
d.	The failure to make available or deliver the Goods in the time and manner provided for in this Agreement.

TERMINATION. The agreement can only be terminated if parties agree to terminate in writing and signed by both parties 180 days in advance. If the Company terminates the agreement before the agreement expires, the Company will pay the Distributor 3 times of the projected annual sales to Distributor in year 6.

FORCE MAJEURE. If performance of this Agreement or any obligation under this Agreement is prevented, restricted, or interfered with by causes beyond either party’s reasonable control (“Force Majeure”), and if the party unable to carry out its obligations gives the other party prompt written notice of such event, then the obligations of the party invoking this provision shall be suspended to the extent necessary by such event. The term Force Majeure shall include, without limitation, acts of God, plague, epidemic, pandemic, outbreaks of infectious disease or any other public health crisis, including quarantine or other employee restrictions, fire, explosion, vandalism, storm or other similar occurrence, orders or acts of military or civil authority, or by national emergencies, insurrections, riots, or wars, or strikes, lock-outs, work stoppages, or other labor disputes.

The excused party shall use reasonable efforts under the circumstances to avoid or remove such causes of non-performance and shall proceed to perform with reasonable dispatch whenever such causes are removed or ceased. An act or omission shall be deemed within the reasonable control of a party if committed, omitted, or caused by such party, or its employees, officers, agents, or affiliates.

ARBITRATION. Any controversies or disputes arising out of or relating to this Agreement shall be resolved by binding arbitration in accordance with the then-current Commercial Arbitration Rules of the American Arbitration Association. Information about the American Arbitration Association, and how to commence arbitration before it, is available atwww.adr.org or by calling 1-800-778-7879. The parties shall select a mutually acceptable arbitrator knowledgeable about issues relating to the subject matter of this Agreement. In the event the parties are unable to agree to such a selection, each party will select an arbitrator and the two arbitrators in turn shall select a third arbitrator, all three of whom shall preside jointly over the matter. The arbitration shall take place at a location that is reasonably centrally located between the parties, or otherwise mutually agreed upon by the parties.

All documents, materials, and information in the possession of each party that are in any way relevant to the dispute shall be made available to the other party for review and copying no later than 30 days after the notice of arbitration is served.

The arbitrator(s) shall not have the authority to modify any provision of this Agreement or to award punitive damages. The arbitrator(s) shall have the power to issue mandatory orders and restraint orders in connection with the arbitration. The decision rendered by the arbitrator(s) shall be final and binding on the parties, and judgment may be entered in conformity with the decision in any court having jurisdiction. The agreement to arbitration shall be specifically enforceable under the prevailing arbitration law. During the continuance of any arbitration proceeding, the parties shall continue to perform their respective obligations under this Agreement.

CLASS ACTION WAIVER. ANY OF THE ABOVE ARBITRATION PROCEEDINGS SHALL BE RESOLVED ON A SOLELY INDIVIDUAL BASIS. THE DISTRIBUTOR SHALL NOT SEEK TO HAVE ANY DISPUTE AGAINST THE COMPANY RESOLVED UNDER A CLASS ACTION, REPRESENTATIVE ACTION, COLLECTIVE ACTION, PRIVATE ATTORNEY-GENERAL ACTION, OR ANY OTHER PROCEEDING WHERE THE DISTRIBUTOR ACTS OR PROPOSES TO ACT IN A REPRESENTATIVE CAPACITY. THE DISTRIBUTOR FURTHER AGREES THAT NO ARBITRATION OR PROCEEDING AGAINST THE COMPANY SHALL BE JOINED, CONSOLIDATED, OR COMBINED WITH ANOTHER ARBITRATION OR PROCEEDING.

CONFIDENTIALITY. Both parties acknowledge that during the course of this Agreement, each may obtain confidential information regarding the other party’s business. Both parties agree to treat all such information and the terms of this Agreement as confidential and to take all reasonable precautions against disclosure of such information to unauthorized third parties during and after the term of this Agreement. Upon request by an owner, all documents relating to the confidential information will be returned to such owner.

MUTUAL NON-DISPARAGEMENT. Both parties agree that they will not make or repeat any derogatory, disparaging or critical negative statements about the other party, or any person associated with or representing the other party, for the duration of the Exclusivity Period plus one year immediately following the Exclusivity Period, unless ordered to do so by a court of competent jurisdiction or otherwise required by law. This clause shall include, but not be limited to, any third-party media outlet, website or forum. Any and each violation of this non-disparagement provision shall constitute a breach of the Agreement by the disparaging party and entitle the disparaged party to bring a legal action for appropriate relief in equity, including damages.

NOTICES. Any notice or communication required or permitted under this Agreement shall be sufficiently given if delivered in person or by certified mail, return receipt requested, to the addresses listed above or to such other address as one party may have furnished to the other in writing. The notice shall be deemed received when delivered or signed for, or on the third day after mailing if not signed for.

REMEDIES ON DEFAULT. The parties acknowledge and agree that, Company is entitled to equitable remedies including injunction and specific performance for the breach of any provisions of this agreement. In addition to any and all other rights available according to law, if either party defaults by failing to substantially perform any material provision, term or condition of this Agreement (including without limitation the failure to make a monetary payment when due), the other party may elect to cancel this Agreement if the default is not cured within 60 days after providing written notice to the defaulting party. The notice shall describe with sufficient detail the nature of the default.

ENTIRE AGREEMENT. This Agreement contains the entire agreement of the parties regarding the subject matter of this Agreement, and there are no other promises or conditions in any other agreement whether oral or written. This Agreement supersedes any prior written or oral agreements between the parties.

AMENDMENT. This Agreement may be modified or amended if the amendment is made in writing and signed by both parties.

SEVERABILITY. If any provision of this Agreement shall be held to be invalid or unenforceable for any reason, the remaining provisions shall continue to be valid and enforceable. If a court finds that any provision of this Agreement is invalid or unenforceable, but that by limiting such provision it would become valid and enforceable, then such provision shall be deemed to be written, construed, and enforced as so limited.

ASSIGNMENT OF RIGHTS. The rights of each party under this Agreement are personal to that party and may not be assigned or transferred to any other person, firm, corporation, or other entity without the prior, express, and written consent of the other party.

WAIVER OF CONTRACTUAL RIGHT. The failure of either party to enforce any provision of this Agreement shall not be construed as a waiver or limitation of that party’s right to subsequently enforce and compel strict compliance with every provision of this Agreement.

APPLICABLE LAW. This Agreement shall be governed by the laws of the State of Delaware.

SIGNATURES. This Agreement shall be executed on behalf of Health Regen Inc. by Dan Zhi Han, and on behalf of Harvard Apparatus Regenerative Technology, Inc by Shunfu Hu, its Vice President of Operations.

Distributor:

Health Regen Inc.

By:	/s/ Dan Zhi Han	Date:	October 31, 2024

Company:

Harvard Apparatus Regenerative Technology, Inc

By:	/s/ Shunfu Hu	Date:	October 31, 2024

Shunfu Hu
Vice President of Operations